UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

UnionBanCal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15081	94-1234979
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 California Street

San Francisco, CA  94104-1302

(Address of principal executive offices) (Zip Code)

Tel. (415) 765-2969

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2013, UnionBanCal Corporation (the “Company”) entered into a Subordinated Term Loan Agreement (the “Loan Agreement”) with its parent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), under which it borrowed $300 million from BTMU (the “BTMU Loan”).  The BTMU Loan bears interest equal to a per annum rate of  three-month LIBOR for U.S. dollar deposits plus 1.38%, which interest will be paid quarterly, and matures on December 27, 2023.  The BTMU Loan constitutes an unsecured obligation of the Company and is subordinate and junior in right of payment to all of its existing and future senior debt and will rank equally in right of payment with all of its existing and future subordinated debt.  The Company may prepay the BTMU Loan prior to the stated maturity date in whole or in part on or after December 27, 2018 but only if the Company obtains the prior written approval of the Federal Reserve Board.  In the case of an event of default in respect of the BTMU Loan (which events are limited to certain bankruptcy or insolvency related events), BTMU may accelerate the payment of the BTMU Loan provided that no payment may be made in respect of the BTMU Loan after such acceleration without the prior written approval of the Federal Reserve Board.  The Company expects to treat the proceeds of the BTMU Loan as Tier 2 capital for U.S. bank holding company regulatory capital purposes.

The foregoing summary of the terms of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 8.01.                                        Other Events.

On December 27, 2013, BTMU made a cash contribution of $1.2 billion to the common equity capital of the Company (the “BTMU Capital Contribution”), which the Company expects to treat as Common Equity Tier 1 capital under the final U.S. regulatory capital rules.  The Company subsequently contributed $1.7 billion, comprised of the proceeds from the BTMU Capital Contribution and the BTMU Loan, and $200 million in cash on hand, to the common equity capital of Union Bank, N.A., a national banking association and wholly-owned subsidiary of the Company (the “Bank”), which the Bank expects to treat as Common Equity Tier 1 capital under the final U.S. regulatory capital rules.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

99.1                        Subordinated Term Loan Agreement, dated as of December 27, 2013, by and between UnionBanCal Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 2, 2014

UNIONBANCAL CORPORATION

By:	/s/ John F. Woods
JOHN F. WOODS
Vice Chairman and Chief Financial Officer (Duly Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Subordinated Term Loan Agreement, dated as of December 27, 2013, by and between UnionBanCal Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd.